                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               HEALTHEXTRAS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               HEALTHEXTRAS, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         N/A
     -------------------------------------------------------------------------

     (5) Total fee paid:
         N/A
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (4) Date Filed:
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Notes:

[LOGO] HealthExtras
                                                     April 30, 2002

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of HealthExtras, Inc. The meeting will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 4, 2002 at 10:00 a.m., Eastern Time.

   The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present to respond to appropriate questions of stockholders.

   It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                        /s/ David T. Blair
                                          DAVID T. BLAIR
                                          Chief Executive Officer

                              HEALTHEXTRAS, INC.
                            2273 Research Boulevard
                           Rockville, Maryland 20850
                                (301) 548-2900

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   The annual meeting of stockholders of HealthExtras, Inc. ("Company") will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 4, 2002 at 10:00 a.m., Eastern Time, for the following purposes:

    1. To elect three directors of the Company to terms expiring at the annual meeting of stockholders in the year 2005 and until their successors are elected and qualified;

    2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2002; and

    3. To transact any other business that may properly come before the meeting.

   NOTE: The Board of Directors is not aware of any other business to come before the meeting.

   Stockholders of record at the close of business on April 25, 2002 are entitled to receive notice of the annual meeting and to vote at the meeting and any adjournment or postponement of the meeting.

   Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ M P Donovan
                                          MICHAEL P. DONOVAN
                                          Corporate Secretary

Rockville, Maryland
April 30, 2002

    IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                PROXY STATEMENT

                                      OF

                              HEALTHEXTRAS, INC.

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 4, 2002

                               -----------------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HealthExtras, Inc. ("HealthExtras" or the "Company") to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 4, 2002 at 10:00 a.m., Eastern Time. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 30, 2002.

                          VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

   You are entitled to vote your shares of HealthExtras common stock if the records of the Company showed that you held your shares as of the close of business on April 25, 2002. As of the close of business on that date, a total of 32,288,120 shares of HealthExtras common stock were outstanding. Each share of common stock is entitled to one vote.

Attending the Meeting

   If you are a beneficial owner of HealthExtras common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of HealthExtras common stock held in street name in person at the meeting, you will have to get a written proxy or vote authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

   A quorum consisting of a majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

   In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast for the election of directors. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

   In voting on Proposal 2 regarding the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal 2.

Voting by Proxy

   This proxy statement is being sent to you on behalf of the Board of Directors of HealthExtras for the purpose of requesting that you vote your shares at the annual meeting. You can vote by executing the enclosed proxy card to allow your shares to be represented and voted in accordance with your instructions at the annual meeting by the persons named as proxies on the proxy card. All shares of HealthExtras common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors.

   The Board of Directors recommends a vote FOR each of its nominees for director, and FOR ratification of PricewaterhouseCoopers LLP as independent accountants.

   If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, your HealthExtras common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

   You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

   If your HealthExtras common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Company's Board of Directors consists of nine members and is divided into three classes with three-year staggered terms. Approximately one-third of the directors are elected each year. Accordingly, three directors will be elected at the annual meeting to serve for three-year terms until the annual meeting of stockholders in the year 2005 and until their respective successors have been elected and qualified. The nominees by the Board of Directors for election as directors at the annual meeting are David T. Blair, Frederick H. Graefe and Thomas J. Graf. All of the nominees currently are directors of the Company in the class of directors whose terms are expiring in 2002. Mr. Blair also is an executive officer of the Company.

   If any nominee is unable to serve, the persons named as proxies on the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

   The Board of Directors recommends a vote FOR the election of all of the nominees.

Directors and Executive Officers

   Ms. Julia Lawler resigned as a director, effective March 1, 2002, and on March 5, 2002, pursuant to the Company's Bylaws, Mr. Carey G. Jury was elected by the Board of Directors to fill that vacancy and serve as a director for the remainder of the applicable term.

   The following tables set forth certain information with respect to the directors and executive officers of the Company as of April 30, 2002.

                                                                                         Director
                     Name                       Age               Position                Since
                     ----                       ---               --------               --------

Nominees for terms expiring in 2005
David T. Blair/(1)/............................ 32  Chief Executive Officer and Director   1999
Frederick H. Graefe............................ 58  Director                               2000
Thomas J. Graf/(2)/............................ 53  Director                               1999

Continuing Directors whose terms expire in 2003
Bette B. Anderson.............................. 73  Director                               2000
Thomas L. Blair/(1)/........................... 57  Chairman of the Board                  1999
Carey G. Jury/(2)/............................. 52  Director                               2002

Continuing Directors whose terms expire in 2004
William E. Brock............................... 71  Director                               2000
Edward S. Civera............................... 51  Director                               2000
Karen E. Shaff/(2)/............................ 47  Director                               1999

--------
(1) Thomas L. Blair is the father of David T. Blair.
(2) Mr. Graf, Mr. Jury, and Ms. Shaff may be considered nominees of Principal Financial Group, Inc.

Executive Officers who are not directors

       Name        Age               Position
       ----        ---               --------
Michael P. Donovan 43  Chief Financial Officer and Secretary
Kevin C. Hooks.... 40  Executive Vice President

Biographical Information of Directors

   Bette B. Anderson has served as Vice Chairman of Kelly, Anderson and Associates, management consultants, since 1995. She served as its President from 1989 through 1995. Ms. Anderson has served on the Board of Directors for ITT Corporation, ITT Educational Services, ITT Hartford Insurance and American Banknote Corp. She was Chairman of the United States Treasury Historical Association and the Advisory Council of the Girl Scouts of the United States of America. Previously, Ms. Anderson served as Under Secretary of the United States Department of the Treasury and prior to that, she was Senior Vice President in charge of credit administration for the Citizens and Southern National Bank of Savannah, Georgia.

   Thomas L. Blair is the founder of HealthExtras and its predecessors. Mr. Blair served as Chairman and Chief Executive Officer or Co-Chief Executive Officer of United Payors & United Providers, Inc. from January 1995 until its acquisition by BCE Emergis, Inc. in March 2000. Mr. Blair founded America's Health Plan, Inc. in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1992 to 1995, Mr. Blair was President of Initial Managers & Investors, Inc., which business was contributed to United Payors & United Providers. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

   David T. Blair joined a predecessor of HealthExtras in July of 1997 as Chief Financial Officer. From 1995 to 1997, prior to joining HealthExtras, Mr. Blair was the Finance Manager of United Payors & United Providers. At United Payors & United Providers, Mr. Blair focused his efforts on its initial public offering and several strategic acquisitions. In 1994, Mr. Blair co-founded and was President of Continued Health Care Benefit Program, which markets health care benefits to individuals leaving the United States armed forces. In 1995, this program was merged into United Payors & United Providers. From 1991 to 1994, Mr. Blair worked in corporate finance and new business development for Kelly, Anderson and Associates, a management consulting firm.

   William E. Brock has served as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, D.C. since 1994. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm. From 1988 to 1991, he served as the Chairman of the National Endowment for Democracy. From 1985 to 1987, he served as the United States Secretary of Labor and from 1981 to 1985, he was a United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is a director of On Assignment, Inc.

   Edward S. Civera is currently a merger and acquisition consultant. From 1997 to 2000, Mr. Civera served as President, Chief Operating Officer and in 1999 Co-Chief Executive Officer of United Payors & United Providers. Prior to joining United Payors & United Providers, Mr. Civera was a managing partner with PricewaterhouseCoopers LLP, where he served for 25 years.

   Thomas J. Graf joined Principal Life Insurance Company, the operating, wholly owned, subsidiary of Principal Financial Group, Inc. in 1972, and since 1994 he has served as its Senior Vice President. Mr. Graf is also a director of Coventry Health Care, Inc.

   Frederick H. Graefe is a partner in the Washington, D.C. office of the law firm of Hunton & Williams. From 1988 to 2002 he was a partner in the Washington, D.C. office of Baker & Hostetler, L.L.P. From 1980 to 1987 he was a partner at Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey. He worked for Howrey & Simon from 1975 and 1979 after serving a two-year clerkship for the Honorable Howard F. Corcoran, United States District Judge for the District of Columbia.

   Carey G. Jury is a Vice President of Principal Life Insurance Company, the operating, wholly owned subsidiary of Principal Financial Group, Inc. Since joining the Principal Financial Group in 1988, Mr. Jury has served in numerous positions, including Chief Operating Officer for Principal Casualty Insurance Company, Vice

President of Non-Medical Market Center for Principal Life Insurance Company, Senior Global Expansion Manager and Managing Director for Principal's acquisitions in Australia, and Executive Vice President, Corporate Investment Services in Australia.

   Karen E. Shaff is a Senior Vice President and General Counsel for Principal Financial Group, Inc. She joined Principal Life Insurance Company in 1982 and held several positions within its law department until being named Vice President and Associate General Counsel in 1995. In 1999, she became a Senior Vice President and Deputy General Counsel, a position she held until being named to her current position in 2000.

Biographical Information of Executive Officers who are not Directors

   Michael P. Donovan joined HealthExtras in April 1999 as the Chief Financial Officer. From early 1998 until early 1999, Mr. Donovan was engaged in a variety of technology and business development activities for HealthExtras. From 1992 to 1997, Mr. Donovan served as Senior Vice President of Business and Technology Development for PHP Healthcare Corporation. From 1989 to 1992, Mr. Donovan served as Chief Financial Officer of Direct Health, Inc. Prior to that, Mr. Donovan was a Senior Manager for KPMG, LLP, then KPMG Peat Marwick, responsible for a variety of technology and health care clients.

   Kevin C. Hooks is the President of Catalyst Rx. He founded Catalyst Rx in 1994 and has served in his current capacity since that date. Prior to founding Catalyst Rx, Mr. Hooks served as General Manager and Marketing Director for Horizon Healthcare from 1982 to 1994. Mr. Hooks is a licensed clinical pharmacist.

The Board, Board Committees and Meetings

   The Board of Directors conducts business through meetings and the activities of the Board and its committees, including taking actions by unanimous written consents. During the fiscal year ended December 31, 2001, the Board met six (6) times. All of the incumbent directors attended at least 75% of the total number of Board meetings held and committee meetings on which such directors served during their tenure on the Board during 2001.

   The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors. The Company's Nominating Committee will consider suggestions for nominees to the Board of Directors that are timely received in proper written form. To be in proper written form, a stockholder's notice should set forth in writing (i) as to each person whom the stockholder proposes to be nominated for election as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company that are beneficially owned by such stockholder.

   The Executive Committee acts for the Board of Directors when Board action is required between meetings. The members of the Executive Committee are Thomas L. Blair, Thomas J. Graf and Edward S. Civera. This committee was established March 5, 2002, and therefore held no meetings during 2001.

   The Audit Committee consists of Bette B. Anderson, William E. Brock and Edward S. Civera, all of whom are considered to be independent for purposes of the requirements of the Nasdaq National Stock Market. Acting under a written charter adopted by the Board of Directors (a copy of which was included with last year's proxy statement), the Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendation to the Board of Directors as to their selection and reviews the planning and fees for and the results of the annual audit of the Company's financial statements. The Audit Committee held three (3) meetings in 2001, each of which was attended by all three directors.

   During 2001, the Compensation Committee members were Bette B. Anderson, William E. Brock and Edward S. Civera. The Compensation Committee has the responsibility of recommending salary and incentive compensation for executive officers to the Board of Directors. The Compensation Committee held three
(3) meetings in 2001, each of which was attended by all three directors. On March 5, 2002, the Compensation Committee was expanded to four (4) directors, and Carey G. Jury was appointed to the added position.

Directors' Compensation

   Directors who are not employees of the Company are entitled to receive a fee of $2,500 for each Board of Directors meeting and $500 for each committee meeting attended, plus travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. Moreover, as outlined in the 2000 Directors' Stock Option Program, each non-employee director at the time of election or appointment is granted a Director Option to purchase 15,000 shares. Subsequent grants for Director Options for 5,000 shares of Company common stock are granted automatically, without further action by the Board of Directors, to each non-employee director who has been a director since the previous annual meeting of stockholders, on the day after each Annual Meeting of Stockholders. The exercise price of options granted under the Directors' Stock Option Plan is set at the fair market value of the Company's common stock on the date of grant. Mr. Thomas Blair has waived his right to compensation for performing services as a director of the Company.

                PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed PricewaterhouseCoopers LLP to be its independent accountants for the 2002 fiscal year, subject to the ratification by stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

   If the ratification of the appointment of the independent accountants is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent accountants will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

Audit Fees

   The aggregate fees the Company paid to PricewaterhouseCoopers LLP for the annual audit and for the review of the Company's Form10-Q quarterly reports for the year ended December 31, 2001 totaled $171,200.

All Other Fees

   The aggregate fees the Company paid to PricewaterhouseCoopers LLP for all other non-audit services, including acquisition, private placement and tax-related services for the year ended 2001 totaled $260,500. The Audit Committee believes that the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with PricewaterhouseCoopers maintaining its independence with respect to the Company.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that are likely to be brought before the annual meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the cash and non-cash compensation paid to or earned by the Chief Executive Officer during 2001 and the other executive officers of the Company as of December 31, 2001 who received more than $100,000 during 2001.

                                                            Long-Term Compensation
                                                         ----------------------
                                Annual Compensation                 Awards
-                          ----------------------------- ----------------------
                                               Other     Restricted
                                               Annual      Stock    Securities         All Other
     Name and       Fiscal  Salary   Bonus  Compensation   Awards   Underlying        Compensation
Principal Positions  Year    ($)      ($)      ($)(1)      ($)(2)   Options (#)          ($)(3)
------------------- ------ -------- ------- ------------ ---------- -----------       ------------
David T. Blair.....  2001  $234,600 $70,000   $    --     $     --   (1,500,000)/(4)/    $5,750
                     2000   165,000      --    20,000           --      500,000           5,750
                     1999   111,183  15,300        --           --    1,500,000           5,500
Michael P. Donovan.  2001  $210,000 $50,000   $    --     $         $  (600,000)/(4)/    $   --
                     2000   210,000      --        --           --      400,000              --
                     1999   174,500      --        --      301,334      600,000              --

--------
(1) Does not include the aggregate amount of perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10% of any individual's total salary and bonus for the year.
(2) Represents the total value of an award of rights to receive the equivalent of 266,667 shares of common stock of HealthExtras which was granted to Mr. Donovan in February 1999 by a predecessor entity. The rights vest over a four-year period commencing March 1, 1999. At December 31, 2001, the value of the unvested portion of the restricted stock award was $761,526
(3) Represents, for 2001, matching 401(k) contribution of $5,750 for Mr. Blair.
(4) In 2001, the Board of Directors Compensation Committee adopted a measure to allow, at their election, Messrs. Blair and Donovan to surrender these 1999 option awards in December 2001 in exchange for future option grants at a 2:3 ratio (1,000,000 and 400,000 options, respectively) having an exercise price equal to the greater of fair market value on the date of grant (which would be six months and one day after the surrender of the 1999 options) or $6.62 per share. Messrs. Blair and Donovan have elected to surrender these options in exchange for such future option grants.

Option Grants in Last Fiscal Year

   The following table provides information regarding stock option grants to Messrs. Blair, Donovan and Hooks during the year ended December 31, 2001.

                                                                      Potential Realizable Value
                                                                       at Assumed Annual Rates
                        Number of    % of Total                             of Stock Price
                        Securities    Options                          Appreciation for Option
                        Underlying   Granted to  Exercise                      Terms(2)
                         Options    Employees in Price Per Expiration --------------------------
         Name           Granted(1)  Fiscal Year    Share      Date         5%           10%
         ----           ----------  ------------ --------- ----------   --------    ----------
David T. Blair/(3)/....       --         --           --       N/A          --             --
Michael P. Donovan/(3)/       --         --           --       N/A          --             --
Kevin C. Hooks.........  400,000(4)      43%       $6.55      2011    $923,000     $2,766,000

--------
(1) All of the options granted vest in four equal annual installments beginning on the first anniversary of the date of grant.
(2) As of December 31, 2001, the exercise price of these options was in excess of the market price of the underlying common stock. The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation for

   HealthExtras' common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period.
(3) See Footnote (4) to immediately preceding "Summary Compensation Table."
(4) These options were granted under the 2000 Stock Option Plan on November 15, 2001 and expire on November 15, 2011.

Option Value at Fiscal Year End

   The following table provides information regarding unexercised stock options for Blair, Donovan and Hooks as of December 31, 2001. Messrs. Blair, Donovan and Hooks did not exercise any stock options during the year ended December 31, 2001.

                            Number of Securities        Value of Unexercised
                           Underlying Unexercised       In-the-Money Options
                        Options at Fiscal Year-End(#)   at Fiscal Year-End($)
                        ----------------------------- -------------------------
            Name        Exercisable     Unexercisable Exercisable Unexercisable
            ----        -----------     ------------- ----------- -------------
     David T. Blair....   125,000          375,000     $135,625     $406,875
     Michael P. Donovan   100,000          300,000     $108,500     $325,500
     Kevin C. Hooks....        --          400,000           --           --

Employment Agreements

   HealthExtras has executed employment agreements with David T. Blair and Michael P. Donovan, both of which were effective January 1, 2000. The Company also has an employment agreement with Mr. Hooks, which was effective November 15, 2001.

   The employment agreement for Messrs. Blair and Donovan are substantially similar, except for a bonus arrangement for Mr. Blair, and provide for three-year terms and automatically renew for an additional two years unless a notice of non-renewal is given six months prior to the expiration date. Mr. Blair's base salary, pursuant to his employment agreement and established by the Compensation Committee, is now $280,000 per year. In addition, Mr. Blair is entitled to a bonus equal to one percent of HealthExtras' annual after-tax profits. Mr. Donovan's base salary, pursuant to his employment agreement is now $240,000 per year. Base salary may be increased by the Board of Directors, in the case of Mr. David Blair, and by the Chief Executive Officer, in the case of Mr. Donovan. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, an automobile allowance and other fringe benefits and reimbursement of reasonable expenses incurred in promoting our business.

   The employment agreement for Mr. Hooks is substantially similar to those executed by Messrs. Blair and Donovan. Mr. Hook's employment agreement provides for a term expiring on December 31, 2003 and may be extended by mutual consent of the Company and Mr. Hooks. Mr. Hooks is entitled to a base salary during the term of the agreement of $150,000 per year in 2002 and $225,000 in 2003. In addition, in 2003, Mr. Hooks is entitled to a bonus based on certain revenue and profit targets.

   Upon an executive's termination for cause, or upon an executive's voluntary resignation, that executive shall be entitled only to such compensation and benefits as shall have accrued through the date of the executive's termination or resignation, as the case may be. In the event that an executive is terminated for any reason other than cause or voluntary resignation, including termination by reason of death or disability, then in the cases of Messrs. Blair or Donovan, that executive shall receive payments under the employment agreement due for the remaining term of the employment agreement, provided that such payment shall not be less than the payment due for a 12 month period; or in the case of Mr. Hooks, such salary and benefits shall be provided to Mr. Hooks or his estate for the balance of the initial term of the agreement. Upon an executive's voluntary resignation or termination for cause during the term of the agreement, each employment agreement provides that, for a period of two years from the date of termination, the executive will not compete directly or indirectly with HealthExtras' business, nor will the executive solicit or contract with entities contracting with HealthExtras.

   The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors, which is composed of non-employee directors, is responsible for the establishment and administration of the compensation programs for the Company's executives. In fulfilling these responsibilities the Committee is responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives.

   The Committee believes that the compensation program should align compensation with the executives' management skills, Company performance, and shareholder returns. The following goals underlie the Committee policies:

  . To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company.

  . To provide compensation that is competitive and consistent with executive compensation levels found in similar companies.

  . To motivate executives to enhance long-term shareholder value by building their ownership in the Company.

  . To make the compensation program an integral part of the Company's long-term planning and management process.

   The key components of the compensation program are: base salary, annual bonus compensation, and long-term incentive awards comprised of equity participation. These components allow the Company to provide competitive compensation and benefits, recognize individual performance and tie management's interest in the Company with the interest of the Company's stockholders.

Base Salary

   The Company's compensation policy for its executive officers is to provide a base salary which is reviewed annually by the Compensation Committee. It is the Compensation Committee's intent that the salaries of the Company's executives be competitive with those of executives with like responsibilities in companies of similar size and industry grouping. As such, in addition to base salary, the Committee has approved a car allowance and additional benefits under a split-dollar life insurance program for the Company's executives.

Annual Bonus Compensation

   As stated in Mr. Blair's employment agreement, he is entitled to a bonus equal to one-percent of the Company's annual after-tax profits. In addition, the Committee considers the appropriateness of performance bonuses for all executives based on the executive team's development and execution of strategic initiatives, its mentoring of employees, and its exercise of corporate leadership, as well as to recognize an individual executive for his or her specific contribution to the executive team.

Executive Compensation

   During 2001, the Compensation Committee recommended, and the Board approved, several changes to the compensation packages provided to senior management. These changes included increases in base compensation for Messrs. Blair and Donovan. Mr. Blair's base compensation for 2002 was raised to $280,000, which the Compensation Committee determined to be appropriate given the scope of his responsibilities, the complexity of the Company's diverse business operations, the levels of base compensation paid to chief executives at comparably sized businesses and primarily to reflect his ongoing responsibility for, and contributions to, the achievement of priority objectives established for the business. Mr. Donovan's base compensation was raised to $240,000 reflecting his responsibility for an increased level of operational and financial activities, the success of the business in meeting performance objectives and his overall contribution to the continued growth of the business.

   For the year ended December 31, 2001, the Compensation Committee recommended and the Board approved performance bonuses for Messrs. Blair and Donovan. The bonuses of $70,000 and $50,000, respectively, were awarded based on the achievement of financial objectives, the successful implementation of strategic initiatives endorsed by the Board, as well as the completion and integration of recent acquisitions. These bonuses were also evaluated in concert with base compensation paid during the year, other benefits received by the executives and prevailing levels of incentive cash compensation paid to executives with comparable levels of responsibility in similar businesses and industries.

   The Compensation Committee also recommended, and the Board approved, a voluntary plan regarding certain stock options held by senior executives including Messrs. Blair and Donovan. In general, the Board approved a plan by which qualified individuals were offered the opportunity to surrender their 1999 stock option awards, and receive, at a future grant date six months and one day beyond the surrender date, up to two-thirds the number of options surrendered. The terms of the offer were designed to preclude management from benefiting from any price declines in the stock during the six months prior to award. Accordingly, the exercise price of the new option awards will be at the greater of $6.62 (which is 120% of the market price for the Company's common stock on the date the Board of Directors adopted the plan) or the fair market value of the stock on the date of grant. The pricing and number of options awarded were evaluated in light of prevailing concerns about appropriate management incentives and reflect a balance, which the Board believes appropriate, given the current performance of the business and these executives' roles in the ongoing development and implementation of corporate objectives.

                                          Compensation Committee
                                              Bette B. Anderson
                                              William E. Brock
                                              Edward S. Civera

                               PERFORMANCE GRAPH

   The following graph compares the performance of the Company's common stock with the cumulative total return of companies in the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index. All indices shown in the graph have been reset to a base of 100 as of December 14, 1999 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has not ever paid cash dividends on its Common Stock.

                              Comparative Returns
                HealthExtras, Inc., The Nasdaq Market Index and
                            The Russell 2000 Index

                                    [CHART]

                                 Nasdaq Stock      Russell
               HealthExtras      Market Index     2000 Index

14-Dec-99        $100.00           $100.00         $100.00
31-Dec-99        $133.33           $113.93         $109.08
31-Dec-00         $38.89            $69.17         $104.49
31-Dec-01         $63.44            $54.61         $105.56

                                    Summary
                                   12/14/99 12/31/99 12/31/00 12/31/01
                                   -------- -------- -------- --------
         HealthExtras, Inc........ $100.00  $133.33  $ 38.89  $ 63.44
         Nasdaq Stock Market Index $100.00  $113.93  $ 69.17  $ 54.61
         Russell 2000 Index....... $100.00  $109.09  $104.49  $105.56

--------
Notes:
A. The lines represent the index levels as of the dates set forth.
B. If a specified date is not a trading day, the preceding trading day is used.
C. The index level for all series was set to $100.00 on 12/14/99, the first day of trading for HealthExtras, Inc. common stock. The common stock closed at $9 per share on that date.

                            AUDIT COMMITTEE REPORT

   The Audit Committee oversees HealthExtras financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and financial reporting process. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and discussed with management the reasonableness of estimates, clarity of financial disclosures, and acceptance of generally accepted accounting principles.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, the quality of the financial statements and other matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1., Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with auditors' independence.

   Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors and that such selection be submitted to shareholders for ratification.

                                             Audit Committee
                                             Bette B. Anderson
                                             William E. Brock
                                             Edward S. Civera

                                STOCK OWNERSHIP

   The following table provides information as of April 25, 2002, derived from beneficial ownership reports filed with the SEC and furnished to the Company, about the shares of HealthExtras common stock that may be considered to be owned beneficially, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, by each beneficial owner of more than 5% of the Company's outstanding common stock, by each director or nominee for director of the Company, by each of the named executive officers in the executive compensation table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown, and the business address of such person is HealthExtras, Inc., 2273 Research Boulevard, Second Floor, Rockville, Maryland 20850.

                                                                                 Percent of
                                                                    Number of   Common Stock
Name                                                               Shares Owned Outstanding
----                                                               ------------ ------------
Principal Financial Group, Inc./(1)/..............................  8,840,000       27.4%
Thomas L. Blair/(2)/..............................................  7,238,500       22.4%
David T. Blair/(3)/...............................................     38,000          *
Michael P. Donovan/(4)/...........................................    200,000          *
Kevin C. Hooks....................................................    685,763        2.1%
Bette B. Anderson/(5)/............................................     10,525          *
William E. Brock/(5)/.............................................         --          *
Edward S. Civera/(6)/.............................................         --          *
Thomas J. Graf/(1,7)/.............................................     20,000          *
Frederick H. Graefe/(8)/..........................................        400          *
Carey G Jury/(1,7)/...............................................         --         --
Karen E. Shaff/(1,7)/.............................................      5,130          *
All directors and executive officers as a group (11 persons) /(7)/  8,198,318       25.4%

--------
 * Less than 1% of outstanding shares.
(1) Thomas J. Graf, Carey G. Jury and Karen E. Shaff, directors of HealthExtras, are employed by Principal Financial Group, Inc. or one of its affiliates. The address of Principal Financial Group, Inc. is 711 High Street, Des Moines, Iowa 50392.
(2) Thomas L. Blair and his wife may be deemed the beneficial owners of an aggregate of 7,238,500 shares of common stock. Of the total shares, Mr. Blair has sole power to vote and to invest 3,463,500 shares and Mrs. Blair has sole power to vote and to invest 3,775,000 shares. Mr. and Mrs. Blair have granted an option to BCE Emergis Corporation (which is an indirect, wholly owned subsidiary of BCE Emergis, Inc.) to purchase up to 3,230,000 of their shares of HealthExtras common stock during the month of July 2004 for $0.92 per share, provided that Thomas L. Blair has not first repurchased the options from BCE Emergis Corporation for $5.22 per underlying share
(3) Does not include options to purchase 125,000 shares of common stock at an exercise price of $4.63 per share (which are exercisable) and 125,000 shares of common stock at an exercise price of $4.63 (which become vested on June 7, 2002).
(4) Does not include options to purchase 100,000 shares of common stock at an exercise price of $4.63 per share (which are exercisable) and 100,000 shares of common stock at an exercise price of $4.63 (which become vested on June 7, 2002).
(5) Does not include options to purchase 15,000 shares of common stock granted on June 7, 2000, with an exercise price of $4.63 per share, and options to purchase 5,000 shares of common stock granted June 6, 2001, with an exercise price of $9.65 per share.
(6) Does not include options to purchase 15,000 shares of common stock granted on April 1, 2002, with an exercise price of $2.42 per share.
(7) Mr. Graf, Ms. Shaff and Mr. Jury disclaim any beneficial ownership with respect to the shares beneficially owned by Principal Financial Group, Inc.
(8) Does not include options to purchase 15,000 shares of common stock granted on January 2, 2001, with an exercise price of $3.56 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements.

                             CERTAIN TRANSACTIONS

   During 2000, the Company entered into a joint venture with Southern Aircraft Leasing Corporation, owned by the Chairman of the Board of the Company, whereby the Company invested $988,500 for a fractional interest of approximately 45% in two aircraft used for corporate business purposes. The Company also utilizes the services of an aircraft owned by Southern Aircraft Leasing Corporation for corporate business purposes. For the year ended December 31, 2001, the Company paid $14,556 for utilizing the services of this aircraft. As of December 31, 2001, a deposit of $600,000 related to this arrangement was held by Southern Aircraft Leasing Corporation; however, Southern Aircraft Leasing Corporation returned this deposit to the Company after December 31, 2001.

   On June 29, 2001, Thomas L. Blair, Chairman of the Board of the Company, entered into a transaction with BCE Emergis, Inc. and its subsidiary, BCE Emergis Corporation, formerly United Payors & United Providers, Inc. (collectively "BCE"), whereby Mr. Blair paid an aggregate of $11.3 million to BCE in return for (i) revision of the option until July 31, 2004 granted by Mr. Blair to BCE to purchase from him, for $0.92 per share, a total of 4,330,000 shares of Company common stock pursuant to which Mr. Blair (x) reacquired the option rights on 1,100,000 of the shares and (y) received the right to reacquire, prior to July 1, 2004, the option rights on the remaining 3,230,000 shares for $5.22 per share; and (ii) cancellation of the inactive royalty agreement between the Company and BCE. Pursuant to Mr. Blair's offer to the Company to participate in his transaction with BCE described above, in August 2001, the Company repurchased and retired 750,000 shares of Company common stock from Mr. Blair in a transaction approved by the Board of Directors after consulting with independent legal counsel. The total amount paid to repurchase the shares was $4,305,000 based upon a discount to the market price of stock.

   The Company also maintained a corporate banking relationship with a financial institution controlled by the Chairman of the Board. As of December 31, 2001, the Company had approximately $12,911,000 in demand deposits and a certificate of deposit for $5,371,000 with this institution.

                                 MISCELLANEOUS

   The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of HealthExtras common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

   The Company's Annual Report to Stockholders has been mailed to stockholders of record as of the close of business on April 25, 2002. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

   If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any such shareholder residing at your address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. If you are a beneficial owner who did not receive your own copy of the proxy statement or annual report for the Annual Meeting and want such a copy, you may contact us by calling or writing to us and giving us your name, mailing address, and name of the record holder of your stock. The address you should write to is: HealthExtras, Inc., 2273 Research Boulevard, 2/nd Floor, Rockville, MD 20850 Attn: Corporate Secretary. Our phone number is (301) 548-2900. /

   A copy of the Company's Form 10-K (without Exhibits) for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to Corporate Secretary, HealthExtras, Inc., 2273 Research Boulevard, Second Floor, Rockville, Maryland 20850.

                             STOCKHOLDER PROPOSALS

   Proposals that stockholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than December 31, 2002. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

   The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company's 2003 Annual Meeting of Stockholders to be timely, the Company would have to receive such notice no later than March 6, 2003 assuming the Annual Meeting is held on June 4, 2003 and that the Company provides at least 100 days notice or public disclosure of the date of the meeting. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, the nominating shareholder must also provide all information regarding the nominee as required by Regulation 14A under the Securities Exchange Act of 1934, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director.

--------------------------------------------------------------------------------

                              HEALTHEXTRAS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 4, 2002
                             10:00 A.M. EASTERN TIME
                         -------------------------------


     The undersigned hereby appoints Thomas L. Blair and David T. Blair, or each of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of HealthExtras, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on June 4, 2002, at 10:00 a.m. Eastern Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

                  (Continued, and to be signed, on reverse side)


--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                               HEALTHEXTRAS, INC.

                                  June 4, 2002



                 Please Detach and Mail in the Envelope Provided

----------------------------------------------------------------------------------------------------------------------------


A [X] Please mark your
      votes as in this
      example.

                      FOR ALL nominees          WITHHOLD
                      listed at right       AUTHORITY to vote
                    (except as marked to    for all nominees
                     the contrary below).   listed at right.
1. The election as
   directors of all         [_]                  [_]            NOMINEES: David T. Blair
   nominees listed                                                        Thomas J. Graf
   at right (except as marked to the contrary below).                     Frederick H. Graefe

INSTRUCTION: To withhold your vote from some but not all of the nominees, mark the "FOR ALL" box and write the name(s) of the nominee(s) you do not vote for in the space provided below.


-----------------------------------------------------------

2. The ratification of the appointment of PricewaterhouseCoopers, LLP as independent auditors of HealthExtras, Inc. for the fiscal year ending December 31, 2002.

             FOR                     AGAINST                  ABSTAIN
             ---                     -------                  -------

             [_]                       [_]                      [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES AND "FOR" ALL
OF THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy
Statement dated April 30, 2002 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


STOCKHOLDER SIGNATURE_________________________   CO-HOLDER (IF ANY)____________________________  Dated:_______________, 2002


NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

----------------------------------------------------------------------------------------------------------------------------